Exhibit 10(a)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.	777 Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
(305) 371-2600	Washington, D.C. 20007-5208
(202) 965-8100	Fax: (305) 372-9928
Fax: (202) 965-8104	175 Powder Forest Drive
Suite 301	Simsbury, CT 06089-9658
(860) 392-5000
Fax: (860) 392-5058

April 16, 2010

First Great-West Life & Annuity Insurance Company
50 Main Street
White Plains, New York   10606

Re:	Variable Annuity-1 Series Account of First Great-West Life and Annuity Company
Post-Effective Amendment No. 4 to the Registration Statement on N-4
File Nos. 333-147743 and 811-08183

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement.  We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP
www.jordenusa.com